Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople, SVP Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle Announces First Quarter 2012 Results

Board Declares Second Quarter Dividend on Common Shares of $0.15

Highlights

•	Lease rental revenue of $152.2 million and EBITDA[1] of $150.6 million

•	Net income of $32.6 million, or $0.45 per diluted common share

•	Adjusted net income[1] of $32.4 million, or $0.45 per diluted common share

•	Fleet utilization of 99% with an aircraft portfolio yield of 14%

•	Invested $170 million to date in 2012 and signed commitments for an additional $225 million in aircraft investments

•	Issued $800 million of unsecured notes at par and repaid Term Financing No. 1

•	24th consecutive quarterly dividend declared by Aircastle’s Board of Directors

Stamford, CT. May 3, 2012 – Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported first quarter 2012 net income of $32.6 million, or $0.45 per diluted common share, and adjusted net income of $32.4 million, or $0.45 per diluted common share. The first quarter results included lease rental revenues of $152.2 million versus $141.1 million in the first quarter of 2011.

Commenting on the results, Ron Wainshal, Aircastle’s CEO, stated: “Our first quarter financial results reflect the earnings power of $1 billion in investments we made last year as well as strong portfolio performance. We see an increasingly attractive investment environment in 2012 and have been able to close or secure $400 million in acquisitions to date and believe these will further enhance our profitability. Moreover, our new investment pipeline is robust.”

Wainshal added, “Aircastle also recently completed the sale of $800 million of unsecured notes. This financing strengthened the Company’s capital structure, extending our debt maturity schedule and freeing up cash flow for high return investments, while also providing additional growth capital. With no major capital commitments, our unrestricted cash coupled with solid cash flow positions us well to continue to execute our disciplined business plan and create value for our shareholders.”

1.	Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers.

First Quarter Results

Lease rental revenues for the first quarter were $152.2 million, up $11.1 million or 8% year over year, due primarily to the impact of aircraft acquisitions of $26.1 million, partially offset by lower revenues from aircraft sold of $9.0 million and lease extensions, transitions and terminations of $6.0 million.

Total revenues for the first quarter were $164.9 million, an increase of $7.0 million, or 4% versus the previous year, and reflects $11.1 million of higher lease rental revenues and $1.5 million of lower amortization of net lease discounts resulting from lower than expected incentives paid out to our lessees. These increases were partially offset by lower maintenance revenues of $4.2 million, reflecting higher revenues from unscheduled transitions in the first quarter of 2011 of $13.0 million versus $9.9 million in the current period.

EBITDA for the first quarter was $150.6 million, down $3.6 million or 2% from the first quarter of 2011, as higher lease rental revenues of $11.1 million were offset by lower maintenance and other revenues totaling $5.6 million, and lower gains from the sale of aircraft of $9.5 million.

Net income for the first quarter was $32.6 million, down $10.1 million, or 24% as the $7.0 million increase in total revenues was offset by higher depreciation of $4.9 million, higher interest, net of $3.4 million and lower gains on the sale of flight equipment of $9.5 million.

Adjusted net income for the quarter was $32.4 million, down $12.1 million year over year, and reflects higher total revenues of $7.0 million offset by higher depreciation of $4.9 million, higher adjusted interest expense of $4.4 million and lower gains on sale of flight equipment of $9.5 million.

Aviation Assets

Thus far in 2012, we acquired three aircraft including the last aircraft from our A330 program which we purchased in early April and placed on lease with Virgin Australia. In addition, we recently entered into commitments to acquire five additional aircraft, which we expect to close during the second and third quarters of 2012.

As of March 31, 2012, Aircastle owned 145 aircraft having a net book value of $4.4 billion.

Owned Aircraft as of March 31, 2012(A)
120 Passenger Aircraft	69%
25 Freighter Aircraft	31%
Number of Lessees	65
Number of Countries	34
Weighted Average Remaining Lease Term (years)(B)	4.7
Weighted Average Fleet Utilization during the three months ended March 31, 2012(C)	99%

Portfolio Yield for the First Quarter 2012(D)	14%

(A)	Percentages calculated using net book value as of March 31, 2012.
(B)	Weighted average remaining lease term (years) by net book value.
(C)	Aircraft on-lease days as a percent of total days in period weighted by net book value, excluding aircraft in freighter conversion.
(D)	Lease rental revenue for the period as a percent of average net book value of flight equipment held for lease for the period; quarterly information is annualized.

Financing Update

In April 2012, we closed an $800 million unsecured notes offering, consisting of $500 million of 6.75% senior notes due 2017 and $300 million of 7.625% senior notes due in 2020, both of which were issued at par. Aircastle used the net proceeds from the offering to repay outstanding indebtedness under its Term Financing No. 1, with the balance used for general corporate purposes, including the purchase of aviation assets.

Also in April, we delivered a new Airbus A330-200 aircraft on long-term lease to Virgin Australia Airlines, one of Australia’s leading carriers. Debt financing for this purchase was arranged and provided by The Bank of Tokyo – Mitsubishi UFJ, Ltd. (BTMU) and supported by a guarantee from Compagnie Française d’Assurance pour le Commerce Extérieur (COFACE), the French export credit agency. This debt bears interest at a fixed rate of 3.81% per annum and will be repaid over twelve years.

Common Dividend

On May 2, 2012, Aircastle’s Board of Directors declared a second quarter 2012 cash dividend on its common shares of $0.15 per share, payable on June 15, 2012 to shareholders of record on May 31, 2012.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Thursday, May 3, 2012 at 10:00 A.M. Eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (888) 487-0361 (from within the U.S. and Canada) or (719) 325-2122 (from outside of the U.S. and Canada) ten minutes prior to the scheduled start and referencing the “Aircastle First Quarter Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call. In addition to this earnings release an accompanying power point presentation has been posted to the Investor Relations section of Aircastle’s website.

For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. Eastern time on Thursday, May 31, 2012 by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “4711325.”

About Aircastle Limited

Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of March 31, 2012, Aircastle’s aircraft portfolio consisted of 145 aircraft and had 65 lessees located in 34 countries.

Safe Harbor

Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA and Adjusted Net Income and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited’s expectations include, but are not limited to, significant capital markets disruption and volatility, and the significant contraction in the availability of bank financing which may adversely affect our continued ability to obtain additional capital to finance our working capital needs; volatility in the value of our aircraft or in appraisals thereof, which may, among other things, result in increased principal payments under our term financings and reduce our cash flow available for investment or dividends; general economic conditions and business conditions affecting demand for aircraft and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and/or reduced yields, operational disruptions or unavailability of capital caused by political unrest in North Africa, the Middle East or elsewhere, uncertainties in the Eurozone arising from the sovereign debt crisis and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases; termination payments on our interest rate hedges; and other risks detailed from time to time in Aircastle Limited’s filings with the Securities and Exchange Commission (“SEC”), including “Risk Factors” as previously disclosed in Aircastle’s 2011 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Aircastle Limited and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	December 31, 2011	March 31, 2012
		(Unaudited)
ASSETS
Cash and cash equivalents	$295,522	$256,670
Accounts receivable	3,646	3,584
Restricted cash and cash equivalents	247,452	185,306
Restricted liquidity facility collateral	110,000	107,300
Flight equipment held for lease, net of accumulated depreciation of $981,932 and $1,034,764	4,387,986	4,386,010
Aircraft purchase deposits and progress payments	89,806	78,102
Other assets	90,047	129,566

Total assets	$5,224,459	$5,146,538

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from secured and unsecured financings (including borrowings of ACS Ireland VIEs of $295,952 and $291,042, respectively	$2,986,516	$2,923,230
Accounts payable, accrued expenses and other liabilities	105,432	86,996
Lease rentals received in advance	46,105	45,565
Liquidity facility	110,000	107,300
Security deposits	83,037	80,421
Maintenance payments	347,122	332,959
Fair value of derivative liabilities	141,639	123,461

Total liabilities	3,819,851	3,699,932

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $.01 par value, 250,000,000 shares authorized, 72,258,472 shares issued and outstanding at December 31, 2011; and 72,272,366 shares issued and outstanding at March 31, 2012	723	723
Additional paid-in capital	1,400,090	1,399,797
Retained earnings	191,476	213,213
Accumulated other comprehensive loss	(187,681)	(167,127)

Total shareholders’ equity	1,404,608	1,446,606

Total liabilities and shareholders’ equity	$5,224,459	$5,146,538

Aircastle Limited and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2011	2012
Revenues:
Lease rental revenue	$141,116	$152,242
Amortization of lease premiums, discounts and lease incentives	(3,102)	(1,598)
Maintenance revenue	16,844	12,647

Total lease rentals	154,858	163,291
Other revenue	3,056	1,624

Total revenues	157,914	164,915

Expenses:
Depreciation	59,591	64,514
Interest, net	45,619	48,981
Selling, general and administrative (including non-cash share based payment expense of $1,895, and $1,176, respectively)	12,531	13,198
Maintenance and other costs	3,530	2,774

Total expenses	121,271	129,467

Other income (expense):
Gain on sale of flight equipment	9,662	196
Other	(359)	(113)

Total other income (expense)	9,303	83

Income from continuing operations before income taxes	45,946	35,531
Income tax provision	3,269	2,929

Net income	$42,677	$32,602

Earnings per common share — Basic:
Net income per share	$0.54	$0.45

Earnings per common share — Diluted:
Net income per share	$0.54	$0.45

Dividends declared per share	$0.10	$0.15

	Three Months Ended March 31,
	2011	2012

Net income	$42,677	$32,602

Other comprehensive income, net of tax:
Net change in fair value of derivatives, net of tax expense of $400 and $289, respectively	23,468	16,483
Net derivative loss reclassified into earnings	2,835	4,071

Other comprehensive income	26,303	20,554

Total comprehensive income	$68,980	$53,156

Aircastle Limited and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2011	2012
Cash flows from operating activities:
Net income	$42,677	$32,602
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	59,591	64,514
Amortization of deferred financing costs	3,528	2,716
Amortization of net lease discounts and lease incentives	3,102	1,598
Deferred income taxes	1,853	1,377
Non-cash share based payment expense	1,895	1,176
Cash flow hedges reclassified into earnings	2,835	4,071
Ineffective portion of cash flow hedges	(475)	(1,519)
Security deposits and maintenance payments included in earnings	(18,534)	(12,722)
Gain on sale of flight equipment	(9,662)	(196)
Other	(57)	57
Changes in certain assets and liabilities:
Accounts receivable	1,288	(3,396)
Restricted cash and cash equivalents related to operating activities	(1,006)	700
Other assets	(731)	(1,886)
Accounts payable, accrued expenses and other liabilities	17,416)	15,338)
Lease rentals received in advance	(5,381)	(788)

Net cash provided by operating activities	63,507	72,966

Cash flows from investing activities:

Acquisition and improvement of flight equipment and lease incentives	(110,410)	(48,449)
Proceeds from sale of flight equipment	75,200	2,500
Restricted cash and cash equivalents related to sale of flight equipment	—	35,762
Purchase of debt investment	—	(43,626)
Aircraft purchase deposits and progress payments	(36,630)	(16,518)
Other	—	(40)

Net cash used in investing activities	(71,840)	(70,371)

Cash flows from financing activities:

Repurchase of shares	(16,367)	(1,469)
Proceeds from term debt financings	157,161	—
Securitization and term debt financing repayments	(116,340)	(63,257)
Deferred financing costs	(7,346)	(271)
Restricted secured liquidity facility collateral	4,000	2,700
Secured liquidity facility collateral	(4,000)	(2,700)
Restricted cash and cash equivalents related to security deposits and maintenance payments	697	25,684
Security deposits received	7,009	1,985
Security deposits returned	(5,312)	(1,495)
Maintenance payments received	27,487	30,275
Maintenance payments returned	(30,374)	(22,034)
Dividends paid	(7,964)	(10,865)

Net cash provided by (used in) financing activities	8,651	(41,447)

Net increase (decrease) in cash and cash equivalents	318	(38,852)
Cash and cash equivalents at beginning of period	239,957	295,522

Cash and cash equivalents at end of period	$240,275	$256,670

Aircastle Limited and Subsidiaries

Supplemental Financial Information

(Amount in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2011	2012

Revenues	$157,914	$164,915

EBITDA	$154,258	$150,624

Adjusted net income	$44,456	$32,372

Adjusted net income allocable to common shares	$43,946	$32,090
Per common share - Basic	$0.56	$0.45
Per common share - Diluted	$0.56	$0.45

Basic common shares outstanding	78,786	71,697
Diluted common shares outstanding	78,786	71,697

Refer to the selected information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

EBITDA Reconciliation

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2011	2012

Net income	$42,677	$32,602
Depreciation	59,591	64,514
Amortization of net lease discounts and lease incentives	3,102	1,598
Interest, net	45,619	48,981
Income tax provision	3,269	2,929

EBITDA	$154,258	$150,624

We define EBITDA as income from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance. Using EBITDA assists us in comparing our operating performance on a consistent basis by removing the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Adjusted Net Income Reconciliation

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2011	2012
	(Dollars in thousands)

Net income	$42,677	$32,602
Ineffective portion and termination of hedges(1)	(475)	(1,519)
Mark to market of interest rate derivative contracts(2)	359	113
Stock compensation expense(3)	1,895	1,176

Adjusted net income	$44,456	$32,372

(1)	Included in Interest, net.
(2)	Included in Other income (expense).
(3)	Included in Selling, general and administrative expenses.

Beginning with this quarter ended March 31, 2012, management, to be more consistent with reporting practices of peer aircraft leasing companies, has revised the calculation of Adjusted Net Income (“ANI”) to no longer exclude gains (losses) on sales of assets, and to exclude non-cash share based payment expense in the calculation of ANI. Beginning with our Quarterly Report for the quarter ended June 30, 2012, we will also exclude Term Financing No. 1 hedge loss amortization charges which will be reported in Interest, net on our consolidated statement of income from the calculation of ANI. The calculation of ANI for the three months ended March 31, 2011 has been revised to be comparable with the current period presentation.

Management believes that ANI, when viewed in conjunction with the Company’s results under GAAP and the above reconciliation, provide useful information about operating and period-over-period performance, and provide additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting elements related to interest rate derivative accounting and non-cash share based compensation. However, ANI is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) or cash flow from operating activities as indicators of operating performance or liquidity.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of Net Income Allocable to Common Shares

(In thousands)

(Unaudited)

	Three Months Ended March 31, 2012
	Shares	Percent(2)
Weighted average shares
Common shares outstanding – Basic	71,697	99.13%
Unvested restricted common shares outstanding	630	0.87%

Total weighted average shares outstanding	72,327	100.00%

Common shares outstanding – Basic	71,697	100.00%
Effect of dilutive shares(1)	—	—

Common shares outstanding – Diluted	71,697	100.00%

Net income allocation
Net income	$32,602	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(284)	(0.87)%

Earnings available to common shares	$32,318	99.13%

Adjusted net income allocation
Adjusted net income	$32,372	100.00%
Amounts allocated to unvested restricted shares	(282)	(0.87)%

Amounts allocated to common shares	$32,090	99.13%

(1)	The Company had no dilutive common share equivalents for the periods presented.
(2)	Percentages rounded to two decimal places.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of Net Income Allocable to Common Shares

(In thousands)

(Unaudited)

	Three Months Ended March 31, 2011
	Shares	Percent(2)
Weighted average shares
Common shares outstanding – Basic	78,786	98.85%
Unvested restricted common shares outstanding	913	1.15%

Total weighted average shares outstanding	79,699	100.00%

Common shares outstanding – Basic	78,786	100.00%
Effect of dilutive shares(1)	—	—

Common shares outstanding – Diluted	78,786	100.00%

Net income allocation
Net income	$42,677	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(489)	(1.15)%

Earnings available to common shares	$42,188	98.85%

Adjusted net income allocation
Adjusted net income	$44,456	100.00%
Amounts allocated to unvested restricted shares	(510)	(1.15)%

Amounts allocated to common shares	$43,946	98.85%

(1)	The Company had no dilutive common share equivalents for the periods presented.
(2)	Percentages rounded to two decimal places.